SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2003

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-11552 (Commission File No.)	94-2383795 (I.R.S. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 29, 2003, Televideo, Inc. (the “Registrant”) announced that its board of directors has terminated the merger agreement, dated as of November 26, 2002 by and between Homebound Acquisition, Inc., a Delaware corporation, and Registrant. A copy of the press release issued by Registrant on August 29, 2003 concerning the termination of the merger agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements - Not Applicable

(b)	Pro Forma Financial Information - Not Applicable

(c)	Exhibit

99.1 Press Release, dated August 29, 2003, announcing termination of merger agreement and going-private transaction.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang

K. Philip Hwang Chairman of the Board and Chief Executive Officer

Date: August 29, 2003

EXHIBITS INDEX

Exhibit	Description

99.1	Press Release, dated August 29, 2003, announcing termination of merger agreement and going-private transaction.